                            INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Form 8-K of U.S. Restaurant Properties Master L.P. of our report dated February 26, 1996, on WW Services, Inc.


/s/ Tanner and Long, P.C.
Tanner and Long, P.C.
Baxley, Georgia
April 18, 1996